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                                                                       EXHIBIT 3

                              [SYNETIC LETTERHEAD]

                                  July 23, 1999

Mr. Michael A. Singer
c/o Medical Manager Corporation
3001 North Rocky Point Drive
Suite 400
Tampa, Florida 33607

Mr. John H. Kang
c/o Medical Manager Corporation
3001 North Rocky Point Drive
Suite 400
Tampa, Florida 33607

Mr. Richard W. Mehrlich
c/o Medical Manager Corporation
3001 North Rocky Point Drive
Suite 400
Tampa, Florida 33607

Gentlemen:

                  Reference is made to that certain Registration Rights Agreement (the "AGREEMENT"; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement) dated as of May 16, 1999 by and among Synetic, Inc, Mr. Michael A. Singer, Mr. John H. Kang and Mr. Richard W. Mehrlich.

                  Notwithstanding anything to the contrary set forth in the Agreement, the undersigned agree that the Agreement is hereby amended as follows:

         1. Section 2.02(a) of the Agreement is hereby amended by deleting the words "sixty (60)" and inserting in lieu thereof the words "ninety (90)".

         2. Section 2.02(c) of the Agreement is hereby deleted in its entirety.

                  The undersigned hereby agree that the Agreement, as amended hereby, shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.



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                  Reference is further made to that certain letter from Synetic,
Inc. to Medical Manager Corporation, dated as of May 16, 1999, a copy of which is attached hereto as Exhibit A, Michael A. Singer and John Kang hereby agree that the disclosure described in said letter shall not be required by them, and accordingly, such letter is no longer in effect.

                                          Very truly yours,

                                          SYNETIC, INC., a Delaware corporation


                                          By: /s/ James R. Love
                                             -------------------------------
                                          Name:  James R. Love
                                          Title: Executive Vice President


ACKNOWLEDGED AND AGREED:


/s/ Michael A. Singer
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Michael A. Singer

/s/ John H. Kang
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John H. Kang

/s/ Richard W. Mehrlich
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Richard W. Mehrlich